Exhibit 99.3

VectorVision, Inc.

Unaudited Condensed Financial Statements as of and for the Six Months Ended June 30, 2017 and 2016

VectorVision, Inc.

Condensed Balance Sheets

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets

Current assets
Cash	$1,276	$7,160
Accounts receivable	58,526	18,301
Inventories	98,471	87,155
Prepaid expenses	2,621	2,537

Total current assets	160,894	115,153

Property and equipment, net	10,016	11,756

Total assets	$170,910	$126,909

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities
Accounts payable and accrued liabilities	$103,947	$74,365
Line of credit	24,123	32,760
Promissory notes payable related party	38,087	38,087

Total liabilities	166,157	145,212

Commitments and contingencies

Stockholders’ Equity (Deficiency)

Common stock, $0.00 par value; 750 shares authorized; 124 and 124 shares issued and outstanding at June 30, 2017 and December 31, 2016	-	-
Additional paid-in capital	51,410	51,410
Accumulated deficit	(46,657)	(69,713)

Total stockholders’ equity (deficiency)	4,753	(18,303)

Total liabilities and stockholders’ equity (deficiency)	$170,910	$126,909

See accompanying notes to condensed financial statements.

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VectorVision, Inc.

Condensed Statements of Operations

	Six Months Ended June 30,
	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$250,881	$126,381

Cost of goods sold	82,463	28,645

Gross profit	168,418	97,736

Operating expenses
Research and development	7,500	-
Sales and marketing	15,981	4,814
General and administrative	118,469	79,818

Total operating expenses	141,950	84,632

(Loss) income from operations	26,468	13,104

Other expenses:
Interest expense	3,412	4,214

Net (loss) income	$23,056	$8,890

See accompanying notes to condensed financial statements.

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VectorVision, Inc.

Condensed Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficiency)
Balance at December 31, 2016	124	$-	$51,410	$(69,713)	$(18,303)
Net income – January 1, 2017 through June 30, 2017	-	-	-	23,056	23,056
Balance at June 30, 2017	124	$-	$51,410	$(46,657)	$4,753

See accompanying notes to condensed financial statements.

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VectorVision, Inc.

Condensed Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$23,056	$8,890
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,740	1,807
Changes in operating assets and liabilities:
(Increase) decrease in -
Accounts receivable	(40,225)	(7,656)
Inventories	(11,316)	12,290
Prepaid expenses	(84)	823
Increase (decrease) in -
Accounts payable and accrued expenses	29,582	(24,158)

Net cash provided by (used in) operating activities	2,753	(8,004)

Financing Activities
Line of credit	(8,637)	9,560

Net cash (used in) provided by financing activities	(8,637)	9,560

Cash:
Net (decrease) increase	(5,884)	1,556
Balance at beginning of period	7,160	5,698
Balance at end of period	$1,276	$7,254

Supplemental disclosure of cash flow information:
Cash paid for -
Interest	$1,448	$1,602
Income taxes	$-	$-

See accompanying notes to condensed financial statements.

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VectorVision, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Six Months Ended June 30, 2017 and 2016

1.	Organization and Business Operations

Organization and Business

VectorVision, Inc. (the “Company”) was formed in November 1987 as an Ohio-based S Corporation and was founded by David W. Evans, PhD, MBA. The Company develops, manufactures and sells equipment and supplies for standardized vision testing for use by eye doctors, in clinical trials, for real-world vision evaluation and industrial vision testing.

VectorVision specializes in the standardization of contrast sensitivity, glare sensitivity, low contrast acuity, and Early Treatment Diabetic Retinopathy Study (“ETDRS”) acuity vision testing. The Company’s patented standardization system provides the practitioner or researcher the ability to delineate very small changes in visual capability, either as compared to the population or from visit to visit.

Going Concern and Liquidity

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has had limited revenues to date and had an accumulated deficit of $46,657 as of June 30, 2017. The Company expects to continue to incur cash outflows from operations that will prevent or limit growth in the near-term. As a result, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued.

The Company’s independent registered public accounting firm has also included explanatory language in their report accompanying the Company’s audited financial statements for the year ended December 31, 2016 that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company will continue to incur significant manufacturing, promotional, and administrative expenses associated with its current product line. Additionally, the Company’s long-term viability and growth may depend upon the successful development and commercialization of new products. If the Company is unable to generate sufficient revenues and margins or access supplemental capital resources on a timely basis, the Company may be forced to reduce or discontinue its technology and product development programs and curtail or cease operations. There is no assurance that the Company will be able to generate sufficient revenues, or be able to access any capital resources.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The preparation of the financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts, inventory obsolescence, depreciable lives of property and equipment, and accruals for potential liabilities.

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Interim Unaudited Financial Information

The accompanying financial statements for the six months ended June 30, 2017 and 2016 are unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements included herein and include all adjustments, including normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows. The information disclosed in the notes to the financial statements for such interim periods is also unaudited.

Revenue Recognition

The Company’s revenue is comprised primarily of sales of medical device equipment and supplies to consumers both in the U.S. and internationally. Revenue is recognized when the risk of loss transfers to our customers and collection of the receivable is reasonably assured, which generally occurs when the product is shipped. A product is not shipped without an order from the customer and an appropriate credit evaluation.

We review accounts receivable for uncollectible accounts and provide an allowance for doubtful accounts as needed, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. We write off delinquent receivables against our allowance for doubtful accounts based on individual credit evaluations, the results of collection efforts, and specific circumstances of customers. We record recoveries of accounts previously written off when received as an increase in the allowance for doubtful accounts. As of June 30, 2016 and December 31, 2016, we had no outstanding accounts receivable that we believed were at risk of non-collection.

The Company provides a standard one-year warranty that covers replacement for damaged parts. Product returns for the six-month periods ended June 30, 2017 and 2016 were insignificant.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. Based on the FASB’s Exposure Draft Update issued on April 29, 2015, and approved in July 2015, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, ASU 2014-09 is now effective for reporting periods beginning after December 15, 2017, with early adoption permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The adoption of ASU 2014-09 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 requires a lessee to record a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, on the balance sheet for all leases with terms longer than 12 months, as well as the disclosure of key information about leasing arrangements. ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. ASU 2016-02 requires classification of all cash payments within operating activities in the statement of cash flows. Disclosures are required to provide the amount, timing and uncertainty of cash flows arising from leases. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. The Company has not yet evaluated the impact of the adoption of ASU 2016-02 on the Company’s financial statement presentation or disclosures.

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In March 2016, the FASB issued Accounting Standards Update No. 2016-09 (ASU 2016-09), Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 requires, among other things, that all income tax effects of awards be recognized in the statement of operations when the awards vest or are settled. ASU 2016-09 also allows for an employer to repurchase more of an employee's shares than it can today for tax withholding purposes without triggering liability accounting and allows for a policy election to account for forfeitures as they occur. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted for any entity in any interim or annual period. The adoption of ASU 2016-09 is not expected to have any impact on the Company’s financial statement presentation or disclosures.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

3.	Inventories, net

Inventories consisted of the following:

	June 30,	December 31,
	2017	2016
Raw materials	$83,013	$72,952
Finished goods	15,458	14,203
	$98,471	$87,155

Included in the above are reserves for slow-moving inventory totaling $48,000, as of June 30, 2017 and December 31, 2016.

4.	Property and Equipment, net

Property and equipment consisted of the following:

	June 30,	December 31,
	2017	2016
Leasehold improvements	$4,898	$4,898
Vehicles	42,630	42,630
Research and testing equipment	29,918	29,918
Furniture and fixtures	26,566	26,566
Computer equipment	19,242	19,242
Office equipment	25,303	25,303
	148,557	148,557
Less accumulated depreciation and amortization	(138,541)	(136,801)
	$10,016	$11,756

For the six months ended June 30, 2017 and 2016, depreciation and amortization expense was $1,740 and $1,807, respectively, all of which was included in general and administrative expense.

5.	Line of Credit

The Company maintains a line of credit (“LOC”) with Chase Bank to meet short term liquidity requirements. Maximum borrowings under the LOC are $35,000 and are due on demand. The LOC is secured by the Company’s business assets, including accounts receivable, inventory, and equipment. The LOC carries an 8% interest rate, requires monthly payments due on the 25th of each month, and has an annual fee of $150 in addition to any interest accrued. Outstanding balances under the LOC were $24,123 and $32,760 as of June 30, 2017 and December 31, 2016, respectively.

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6.	Commitments and Contingencies

The Company is subject to claims and assessments from time to time in the ordinary course of business. The Company’s management does not believe that any such matters, individually or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

7.	Related Party Transactions

The Company periodically enters into unsecured loan agreements with the CEO and various family members to fund working capital needs. These loans do not have specific repayment terms and are not subject to interest charges. The Company pays back these loans as cash flows permit. As of June 30, 2017 and December 31, 2016, the Company held an outstanding loan balance of $38,087 with these related parties.

The Company leases its operating facilities from DWT Evans LLC, a company owned by VectorVision CEO David Evans. During the six months ended June 30, 2017 and 2016, general and administrative costs included $9,300 and $8,100, respectively, under this lease arrangement.

8.	Subsequent Events

On September 29, 2017, Guardion Health Sciences, Inc. (“Guardion”), through a wholly-owned subsidiary, completed the acquisition of substantially all of the assets and liabilities of the Company in exchange for 3,050,000 shares of Guardion’s common stock, pursuant to the terms of an Asset Purchase and Reorganization Agreement, which was entered into on an arms-legnth basis between the parties. Dr. David Evans, the founder of VectorVision, was appointed to Guardion’s Board of Directors on September 29, 2017.

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